Filed Pursuant to Rule 424(b)(2)
Registration No. 333-248842

Prospectus Supplement
(to Prospectus dated September 16, 2020)

8,649,074 Shares

FIRST SOLAR, INC.
Common Stock

Lukas T. Walton (the “selling stockholder”) is offering 8,649,074 shares of our common stock, par value $0.001 per share (the “Common Stock”), under this prospectus supplement. We will not receive any proceeds from the sale of the shares of our Common Stock by the selling stockholder pursuant to this prospectus supplement.

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “FSLR.” On September 15, 2020, the last reported sale price of the shares of our Common Stock as reported on the Nasdaq was $72.89 per share.

Investing in our Common Stock involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement before investing in our Common Stock.

The term underwriters shall mean the singular as the context requires.

PRICE $69.00 PER SHARE

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before Expenses, to the Selling Stockholder
Per Share of Common Stock	$69.00	$0.50	$68.50
Total	$596,786,106.00	$4,324,537.00	$592,461,569.00

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Common Stock against payment in New York, New York on or about September 21, 2020.

Morgan Stanley

Prospectus Supplement dated September 16, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which the selling stockholder is offering and selling our Common Stock, including the name of the selling stockholder. The second part is the accompanying prospectus dated September 16, 2020, which contains and incorporates by reference important business and financial information about us, our Common Stock, and other information about this offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein, the information contained in the most recently dated document shall control.

None of the Company, the selling stockholder, or the underwriters has authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or information to which we have referred you. We, the selling stockholder, and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. None of the Company, the selling stockholder, or the underwriters has made an offer to sell the shares of our Common Stock in any jurisdiction where the offer to sell is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

In this prospectus supplement, unless the context otherwise requires, the terms “First Solar,” “we,” “our,” “us,” and the “Company” refer to First Solar, Inc., a Delaware corporation, and its subsidiaries, references to “$” or “dollars” are to the lawful currency of the United States, and references to a “prospectus supplement” may also refer to a free writing prospectus.

Before you invest in our Common Stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information; Information Incorporated by Reference.”
S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), which are subject to risks, uncertainties, and assumptions that are difficult to predict. All statements in this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference herein and therein, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements concerning, among other things: the length and severity of the ongoing COVID-19 (novel coronavirus) outbreak, including its impacts across our businesses on demand, manufacturing, project development, construction, operations and maintenance (“O&M”), financing, and our global supply chains, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impacts, and the ability of our customers, suppliers, equipment vendors, and other counterparties to fulfill their contractual obligations to us; effects resulting from certain module manufacturing changes and associated restructuring activities; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module technology and cost reduction roadmaps, restructuring, product reliability, investments, and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; effects resulting from pending litigation; our ability to expand manufacturing capacity worldwide; our ability to reduce the costs to develop and construct photovoltaic (“PV”) solar power systems; research and development (“R&D”) programs and our ability to improve the wattage of our solar modules; sales and marketing initiatives; and competition. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” and the negative or plural of these words, and other comparable terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference herein and therein are based upon information available to us as of the applicable filing date of this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference herein and therein and therefore speak only as of such filing date. You should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments, or otherwise.

S-ii

SUMMARY

This summary highlights the more detailed information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of this offering, you should read this entire prospectus supplement and accompanying prospectus carefully, including the documents incorporated by reference herein and therein, before making an investment decision. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” and “Where You Can Find More Information; Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.

First Solar, Inc.

We are a leading global provider of comprehensive PV solar energy solutions. We design, manufacture, and sell PV solar modules with an advanced thin film semiconductor technology and also develop and sell PV solar power systems that primarily use the modules we manufacture. Additionally, we provide O&M services to system owners. We have substantial, ongoing R&D efforts focused on various technology innovations. We are the world’s largest thin film PV solar module manufacturer and one of the world’s largest PV solar module manufacturers.

In addressing the overall global demand for electricity, our high-efficiency CdTe modules, which leverage our Series 6TM module technology, and power plant solutions compete favorably on an economic basis with traditional forms of energy generation and provide low cost electricity to end users. Our diverse capabilities facilitate the sale of these solutions and the adoption of our technology in key markets around the world. We believe our strategies and points of differentiation provide the foundation for our leading industry position and enable us to remain one of the preferred providers of PV solar energy solutions.

Corporate Information

Our Common Stock is listed on the Nasdaq under the symbol “FSLR.”

Our corporate headquarters is located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, and our telephone number is (602) 414-9300. We maintain a website at www.firstsolar.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

THE OFFERING

This summary below describes the principal terms of this offering. The “Description of Common Stock” section in the accompanying prospectus contains a more detailed description of our Common Stock.

Issuer	First Solar, Inc.

Common Stock offered by the selling stockholder	8,649,074 shares of Common Stock.

Common Stock to be beneficially owned by the selling stockholder upon the consummation of this offering	13,841,358 shares of Common Stock, representing approximately 13.06% of the Common Stock outstanding as of September 14, 2020, which number includes up to 8,649,074 shares of Common Stock that the selling stockholder intends to donate over time to various charitable organizations after the consummation of this offering and subject to the lock-up agreement described under “Underwriting.”

Common Stock outstanding as of September 14, 2020	105,967,668 shares of Common Stock.

Dividend policy	We have never paid and do not expect to pay dividends on our Common Stock for the foreseeable future. The declaration and payment of dividends is subject to the discretion of our board of directors and restrictions under our revolving credit facility and depends on various factors. See “Dividend Policy.”

Use of proceeds	The selling stockholder will receive all of the proceeds from the sale of the Common Stock offered under this prospectus supplement. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock in this offering.

Listing	Our Common Stock is listed on Nasdaq under the symbol “FSLR.”

U.S. federal income tax consequences for non-U.S. holders	For the U.S. federal income tax consequences to non-U.S. investors of the ownership and disposition of shares of our Common Stock, see “U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

Risk factors
Investing in our Common Stock involves certain risks. You are urged to carefully read and consider the risk factors and other disclosures relating to an investment in our Common Stock described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A. “Risk Factors,” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

The number of shares of our Common Stock outstanding as of September 14, 2020 does not include shares of Common Stock reserved for issuance upon the vesting of restricted and performance stock units or otherwise available under our equity compensation plans.

As of September 14, 2020, there were 47 record holders of our Common Stock. This figure does not reflect the beneficial ownership of shares held in nominee name.

RISK FACTORS

Investing in our Common Stock involves risks. Potential investors are urged to consider the risks described below and also to read and consider the risk factors and other disclosures described in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, as updated by annual, quarterly, and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Risks Relating to Our Common Stock

The price of our Common Stock has been volatile, and continued volatility could affect the price at which you could sell your shares of our Common Stock.

The closing market price for our Common Stock has varied between a high of $80.00 and a low of $30.20 between January 2, 2020 and September 15, 2020. This volatility may affect the price at which you could sell our Common Stock. The price for our stock could continue to be volatile and subject to price and volume fluctuations in response to market and other factors, including factors discussed in the risks related to our business operations, variations in our quarterly operating results from expectations of securities analysts or investors, downward revisions in securities analysts’ estimates, competitive developments, and the addition or removal of our Common Stock listing in various market indexes.

The market price of our Common Stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the Nasdaq. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our Common Stock and (ii) sales of substantial amounts of our Common Stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. Also, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets, and other developments affecting us, our affiliates, or our competitors could cause the market price of our Common Stock to fluctuate substantially.

Future sales of our Common Stock may dilute the interests of the holders of our Common Stock and may depress our stock price.

The market price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the market after this offering or the perception that these sales could occur. Future sales of our Common Stock may also dilute the interests of the holders of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We do not currently pay dividends and do not anticipate doing so in the foreseeable future.

We have never paid, and it is our present intention for the foreseeable future not to pay, dividends on our Common Stock. We intend to retain our earnings, if any, to use in our ongoing operations. In addition, our revolving credit facility imposes restrictions on our ability to declare or pay dividends. Any future determination relating to our dividend policy will be made at the discretion of our board of directors based on our financial condition, results of operations, contractual restrictions, capital requirements, restrictions imposed by applicable law, and other factors our board of directors may deem relevant.

If the market price of our Common Stock fluctuates after this offering, you could lose a significant part of your investment.

The market price of our Common Stock may be influenced by many factors, some of which are beyond our control, including the following:

•the failure of securities analysts to cover our Common Stock or changes in financial estimates by analysts;

•the inability to meet the financial estimates of analysts who follow our Common Stock;

•announcements by us or our competitors of significant contracts, productions, acquisitions, or capital commitments

•variations in quarterly operating results;

•general economic conditions;

•terrorist acts;

•future sales of our Common Stock;

•investor perception of us and the renewable energy industry generally; and

•the length and severity of the ongoing COVID-19 outbreak.

As a result of these factors, investors in our Common Stock may not be able to resell their shares at or above the offering price. These broad market and industry factors may materially reduce the market price of our Common Stock, regardless of our operating performance.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. Pursuant to the Registration Rights Agreement (as defined below), we will pay all registration expenses in connection with this offering, and the selling stockholder will pay the underwriting discounts, selling commissions, and stock transfer taxes of this offering.

THE SELLING STOCKHOLDER

The following table and accompanying footnote set forth, as of September 14, 2020, the following information regarding the selling stockholder:

•the number and percentage of total outstanding shares of our Common Stock beneficially owned by the selling stockholder prior to this offering;

•the number of shares of our Common Stock to be offered by the selling stockholder; and

•the number and percentage of total outstanding shares of our Common Stock that will be beneficially owned by the selling stockholder upon completion of this offering.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities as to which each such person has an economic interest.

This offering is being conducted in accordance with our obligations under a registration rights agreement entered into among us and certain of our stockholders, including the selling stockholder (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we are required to pay all registration expenses in connection with this offering, and the selling stockholder is required to pay all underwriting discounts and commissions and any transfer taxes attributable to this offering.

The selling stockholder shown on the table has furnished information with respect to beneficial ownership.

	Common Stock
Selling Stockholder	Number of Shares Beneficially Owned	Number of Shares Offered Hereby	Number of Shares Beneficially Owned after This Offering (1)	Percentage of Shares Beneficially Owned after This Offering (1)
Lukas T. Walton	22,490,432	8,649,074	13,841,358	13.06%
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(1)Includes up to 8,649,074 shares of our Common Stock the selling stockholder intends to donate over time to various charitable organizations after the consummation of this offering and subject to the lock-up agreement described under “Underwriting.”

For more information about our relationship with the selling stockholder, see “The Selling Stockholder” in the accompanying prospectus and our Definitive Proxy Statement on Schedule 14A filed on April 1, 2020 with the SEC and incorporated by reference in this prospectus supplement.

DIVIDEND POLICY

We have never paid dividends on our Common Stock and do not expect to pay any dividends on our Common Stock for the foreseeable future. Furthermore, our revolving credit facility imposes restrictions on our ability to declare or pay dividends. The declaration and payment of dividends is subject to the discretion of our board of directors and depends on various factors, including our net income, financial condition, cash requirements, and future prospects as well as the restrictions under our revolving credit facility and other factors considered relevant by our board of directors.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock by a Non-U.S. Holder (as defined below) that holds our Common Stock as a capital asset (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Regulations”), judicial decisions, administrative pronouncements, and other relevant applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

This discussion does not address all U.S. federal income tax considerations that may be applicable to Non-U.S. Holders in light of their particular circumstances or Non-U.S. Holders subject to special treatment under U.S. federal income tax law, such as:

•banks, insurance companies, and other financial institutions;

•dealers or traders in securities;

•certain former citizens or residents of the United States;

•persons that elect to mark their securities to market;

•persons holding our Common Stock as part of a straddle, conversion, or other integrated transaction;

•persons who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services;

•nonresident alien individuals present in the United States for 183 days or more in the taxable year of the disposition of our Common Stock;

•controlled foreign corporations;

•qualified foreign pension funds; and

•tax-exempt organizations.

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax, or Medicare contribution tax considerations.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock (other than an owner treated as a partnership for U.S. federal income tax purposes) and that, for U.S. federal income tax purposes, is not:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any political subdivision thereof;

•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership should consult their tax advisors regarding the tax considerations of an investment in our Common Stock.

Non-U.S. Holders should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership and disposition of our Common Stock, as well as the consequences arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction, in light of their particular circumstances.

Distributions on Our Common Stock

If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our Common Stock, the distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of the distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our Common Stock and then as a gain from the disposition of our Common Stock, the tax treatment of which is discussed below under “Sale, Exchange, or Other Disposition of Our Common Stock.”

The gross amount of dividends paid to a Non-U.S. Holder with respect to our Common Stock will generally be subject to withholding tax at a rate of 30% unless (i) the Non-U.S. Holder timely provides a duly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E certifying as to its eligibility for a lower rate of withholding under an applicable income tax treaty or (ii) the Non-U.S. Holder timely provides a duly completed and executed IRS Form W-8ECI certifying that the dividends are effectively connected with its conduct of a trade or business in the United States and includible in its gross income. In the latter case, the Non-U.S. Holder will generally be subject to U.S. federal income tax with respect to such dividends on a net income basis in the same manner as if the Non-U.S. Holder were a “United States person” as defined in the Code, unless an applicable income tax treaty provides otherwise. A corporate Non-U.S. Holder may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Other Disposition of Our Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange, or other disposition of our Common Stock unless:

•such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case, the Non-U.S. Holder will generally be subject to U.S. federal income tax on the gain on a net income basis as if the Non-U.S. Holder were a “United States person” as defined in the Code and, in the case of a corporate Non-U.S. Holder, may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items; or

•we are a United States real property holding corporation (as defined in section 897(c) of the Code, a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, and either (i) our Common Stock is not regularly traded on an established securities market, or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, more than 5% of our Common Stock. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurances in this regard, we believe that we are not a USRPHC for U.S. federal income tax purposes and we do not anticipate becoming a USRPHC.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS reporting the amount of dividends paid to a Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether any withholding was required. Copies of the information returns reporting such dividends and withholdings may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides, under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding with respect to dividends paid to it unless it certifies under penalty of perjury that it is not a “United States person” as defined in the Code (and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a “United States person” as defined in the Code), or it otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury that it is not a “United States person” as defined in the Code (and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a “United States person” as defined in the Code), or it otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Certain rules may require withholding at a rate of 30% on dividends in respect of our Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury (A) to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and (B) to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.”

Non-U.S. Holders should consult their own tax advisors regarding the impact of FATCA on their ownership and disposition of shares of our Common Stock and the potential applicability of any intergovernmental agreements.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our Common Stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts, and other arrangements that are subject to Section 4975 of the Code or provisions under other U.S. or non-U.S. federal, state, local, or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in our Common Stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the issuer, an underwriter, or certain of the issuer’s or underwriter’s affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase our Common Stock in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or providing advice in a fiduciary capacity, with respect to such decision to purchase our Common Stock.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available and all requirements thereunder are satisfied. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of our Common Stock by a Covered Plan with respect to which the Transaction Parties are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class, or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of our Common Stock. These class exemptions include, without limitation, PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company pooled separate accounts), PTCE 91-38 (respecting bank collective investment funds), PTCE 95-60 (respecting life insurance company general accounts), and PTCE 96-23 (respecting transactions determined by in-house asset managers), although there can be no assurance that all of the conditions of any such exemption will be satisfied.

Because of the foregoing, our Common Stock should not be purchased or held by any Covered Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Government plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring shares of our Common Stock.

Representation

Accordingly, by acceptance of our Common Stock, each purchaser and subsequent transferee of our Common Stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our Common Stock constitutes assets of any Plan or (ii) the purchase and holding of our Common Stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Common Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, the Code, and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Common Stock.

Purchasers of our Common Stock have the exclusive responsibility for ensuring that their purchase and holding of our Common Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code, or applicable Similar Laws.

UNDERWRITING

The selling stockholder is offering the shares of Common Stock described in this prospectus supplement through the underwriters named below. We have entered into an underwriting agreement with the underwriters and the selling stockholder. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Common Stock listed next to its name in the following table:

Name	Number of Shares
Morgan Stanley & Co. LLC	8,649,074

The underwriters are committed to purchase all the shares of Common Stock offered by the selling stockholder if they purchase any such shares.

The underwriting fee is equal to the public offering price per share of Common Stock less the amount paid by the underwriters to the selling stockholder per share of Common Stock. The underwriting fee is $0.50 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholder.

	Per Share	Total
Paid by the selling stockholder	$0.50	$4,324,537.00

The underwriters propose to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.50 per share under the public offering price. After the public offering of the shares of Common Stock offered hereby, the offering price and other selling terms may be changed by the underwriters.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1 million. Pursuant to the Registration Rights Agreement, we will pay all registration expenses in connection with this offering, and the selling stockholder will pay the underwriting discounts, selling commissions, and stock transfer taxes of this offering.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our Common Stock is listed on the Nasdaq under the symbol “FSLR.”

No Sales of Similar Securities

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our Common Stock or securities convertible into or exchangeable or exercisable for any shares of our

Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent of Morgan Stanley & Co. LLC for a period of 60 days after the date of this prospectus, other than the shares of our Common Stock to be sold hereunder, grants of options or other equity awards pursuant to existing management incentive plans, shares of our Common Stock issued upon the exercise or settlement of options or other equity awards granted under our existing management incentive plans, the registration of shares of our Common Stock to be offered to our employees in connection with a management incentive plan or agreement or the issuance of shares of our Common Stock not to exceed 10% of the shares of our Common Stock outstanding immediately after this offering, in connection with an acquisition, joint venture, commercial relationship, or other strategic transaction.

Our directors and executive officers, and certain of our significant stockholders, including the selling stockholder, have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 60 days (or in the case of the selling stockholder, 120 days) after the date of this prospectus, may not, without the prior written consent of Morgan Stanley & Co. LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, and significant stockholders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge, or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our Common Stock or any security convertible into or exercisable or exchangeable for our Common Stock, in each case other than, (a) transfers as bona fide gift or gifts (in the case of the selling stockholder, only if occurring on or after the 60th day after the date hereof), including, in the case of the selling stockholder, transfers as charitable donations of up to 8,649,074 shares of our Common Stock, which are registered on the registration statement of which this prospectus supplement forms a part, (b) distributions of shares of Common Stock to members or stockholders of such director, executive officer, or significant shareholder, (c) transfers of shares of Common Stock to any immediate family member of such director, executive officer or significant shareholder or any trust for the direct or indirect benefit of such director, executive officer, or significant shareholder or any immediate family member thereof, (d) in the case of an expiring stock option, transfers of shares of Common Stock issuable upon the exercise of such stock option to the Company in order to pay any tax liabilities associated therewith, (e) upon the death of such director, executive officer, or significant shareholder, transfers of shares of Common Stock by the estate of such director, executive officer, or significant shareholder, (f) of shares of our Common Stock acquired in open market transactions after the completion of this offering, (g)(i) transfers in accordance with the terms of a 10b5-1 Plan under the Exchange Act (a “10b5-1 Plan”) in existence as of the date hereof and (ii) in connection with the establishment of a 10b5-1 Plan after the date hereof, provided that it does not allow for sales during the lock-up period and (h) sales pursuant to the underwriting agreement.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of shares of the Common Stock, which involves the sale by the underwriters of a greater number of shares of Common Stock than it is required to purchase in this offering, and purchasing shares of Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase the additional shares of Common Stock referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares of Common Stock, in whole or in part, or by purchasing shares of Common Stock in the open market. In making this determination, the underwriters will consider, among other things, the price of shares of Common Stock available for purchase in the open market compared to the price at which the underwriters may purchase shares of Common Stock through the option to purchase additional shares referred to above. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market that could adversely affect investors who purchase shares of Common Stock in this offering. To the extent that the underwriters create a naked short position, it will purchase shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock, and, as a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market, or otherwise.

Passive Market Making

In addition, in connection with this offering, the underwriters may engage in passive market making transactions in the Common Stock on the Nasdaq prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the Common Stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of shares of Common Stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Certain Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking, and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their various business activities, certain of the underwriters and their respective affiliates may purchase, sell, or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account or the account of customers, and hold on behalf of themselves or their customers, and such investment and trading activities may involve or relate to our assets, securities, and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us, and may do so in the future. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us, the selling stockholder, or the underwriters that would permit a public offering of the shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, our company, or the Common Stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Common Stock.

Notice to Prospective Investors in Australia

This prospectus supplement:

•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the

Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign, or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation, or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)where no consideration is or will be given for the transfer;

(iii)where the transfer is by operation of law;

(iv)as specified in Section 276(7) of the SFA; or

(v)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Canada

The securities offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of our Common Stock being offered pursuant to this prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and our website at www.firstsolar.com. Except for documents filed with the SEC and incorporated by reference into this prospectus supplement, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus supplement.

This prospectus supplement constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits, and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offerings of all of the shares of our Common Stock covered by this prospectus supplement has been completed.

We are “incorporating by reference” into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 21, 2020; portions of our Definitive Proxy Statement on Form DEF 14A filed April 1, 2020 that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019;

•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed on May 8, 2020 and August 7, 2020, respectively;

•our Current Reports on Forms 8-K filed on January 6, 2020; February 18, 2020; May 15, 2020; June 5, 2020; and July 29, 2020; and

•the description of our Common Stock contained in our final prospectus pursuant to Rule 424(b)(4) under the Securities Act, filed on August 3, 2007 and forming a part of our Registration Statement on Form S-1 (Reg. No. 333-144714).

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281, (602) 414-9315.

This prospectus supplement, the accompanying prospectus, or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus, or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

You should not assume that the information in this prospectus supplement, any document incorporated by reference herein, or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such dates. The information relating to us contained in this prospectus supplement does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and the other information provided herein and therein.

PROSPECTUS

FIRST SOLAR, INC.
Common Stock
17,298,148 Shares

The selling stockholder named in this prospectus may offer and sell from time to time 17,298,148 shares of our common stock, par value $0.001 per share (“common stock”).

The selling stockholder will determine when and how to sell shares of our common stock offered hereby, which may be sold to or through agents, dealers, brokers, or underwriters as designated from time to time, or through a combination of these methods. The selling stockholder reserves the sole right to accept, and the selling stockholder and any agents, dealers, brokers, and underwriters reserve the right to reject, in whole or in part, any proposed purchase of shares of our common stock. If any agents, dealers, brokers, or underwriters are involved in the sale of any shares of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder pursuant to this prospectus.

Each time that the selling stockholder sells shares of our common stock using this prospectus, we will provide you with a prospectus supplement and attach it to this prospectus and may also provide a free writing prospectus. The prospectus supplement and any free writing prospectus will contain additional information about the offering and the shares of our common stock being offered and the prices at which the shares of our common stock are sold. The prospectus supplement or free writing prospectus may also add, update, or change information contained in or incorporated by reference into this prospectus. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “FSLR.”

Investing in our common stock involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, any risk factors included in any applicable prospectus supplement, and in the documents incorporated or deemed to be incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling stockholder may from time to time sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of the shares of our common stock that the selling stockholder may offer. Each time the selling stockholder sells shares of our common stock using this prospectus, we will provide you with a prospectus supplement and may also provide a free writing prospectus containing additional information about the terms of the offering and the means of distribution of the shares of our common stock. The prospectus supplement or any free writing prospectus may also add, update, or change information contained in or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the terms “First Solar,” “we,” “our,” “us,” and the “Company” refer to First Solar, Inc., a Delaware corporation, and its subsidiaries, references to “$” or “dollars” are to the lawful currency of the United States, and references to a “prospectus supplement” may also refer to a free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of shares of our common stock in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. The selling stockholder is not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only and that any information incorporated by reference in this prospectus is accurate as of the filing date of such information only. Our business, financial condition, results of operations, and prospects may have changed since the applicable date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), which are subject to risks, uncertainties, and assumptions that are difficult to predict. All statements in this prospectus, any accompanying prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements concerning, among other things: the length and severity of the ongoing COVID-19 (novel coronavirus) outbreak, including its impacts across our businesses on demand, manufacturing, project development, construction, operations and maintenance (“O&M”), financing, and our global supply chains, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impacts, and the ability of our customers, suppliers, equipment vendors, and other counterparties to fulfill their contractual obligations to us; effects resulting from certain module manufacturing changes and associated restructuring activities; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module technology and cost reduction roadmaps, restructuring, product reliability, investments, and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; effects resulting from pending litigation; our ability to expand manufacturing capacity worldwide; our ability to reduce the costs to develop and construct photovoltaic (“PV”) solar power systems; research and development (“R&D”) programs and our ability to improve the wattage of our solar modules; sales and marketing initiatives; and competition. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” and the negative or plural of these words, and other comparable terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements included in this prospectus, any accompanying prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein are based upon information available to us as of the applicable filing date of this prospectus, any accompanying prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein and therefore speak only as of such filing date. You should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments, or otherwise.

RISK FACTORS

Investing in our common stock involves certain risks. You are urged to carefully read and consider the risk factors and other disclosures relating to an investment in our common stock described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A. “Risk Factors,” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

FIRST SOLAR, INC.

We are a leading global provider of comprehensive PV solar energy solutions. We design, manufacture, and sell PV solar modules with an advanced thin film semiconductor technology and also develop and sell PV solar power systems that primarily use the modules we manufacture. Additionally, we provide O&M services to system owners. We have substantial, ongoing R&D efforts focused on various technology innovations. We are the world’s largest thin film PV solar module manufacturer and one of the world’s largest PV solar module manufacturers.

In addressing the overall global demand for electricity, our high-efficiency CdTe modules, which leverage our Series 6TM module technology, and power plant solutions compete favorably on an economic basis with traditional forms of energy generation and provide low cost electricity to end users. Our diverse capabilities facilitate the sale of these solutions and the adoption of our technology in key markets around the world. We believe our strategies and points of differentiation provide the foundation for our leading industry position and enable us to remain one of the preferred providers of PV solar energy solutions.

Our corporate headquarters is located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, and our telephone number is (602) 414-9300. We maintain a website at www.firstsolar.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

THE SELLING STOCKHOLDER

The selling stockholder may offer and sell the shares of our common stock covered by this prospectus from time to time pursuant to this prospectus and the applicable prospectus supplement. See “Plan of Distribution.” As used in this prospectus, the term “selling stockholder” includes the donees, pledgees, transferees, or other successors-in-interest who come to hold the selling stockholder’s interests in the shares of our common stock covered by this prospectus after the date hereof, in each case as a result of a gift, pledge, distribution, or other transfer by the selling stockholder not involving a public sale.

The following table and accompanying footnote name and set forth the following information regarding the selling stockholder:

•the number of outstanding shares of our common stock beneficially owned by the selling stockholder as of the date hereof;

•the number of shares of our common stock covered by this prospectus; and

•the number and percentage of total outstanding shares of our common stock to be beneficially owned by the selling stockholder after the sale of all shares of our common stock covered by this prospectus.

	Common Stock
	Number of Shares Beneficially Owned	Number of Shares Covered by This Prospectus	Number of Shares Beneficially Owned after Sale of All Shares Covered by This Prospectus	Percentage of Shares Beneficially Owned After Sale of All Shares Covered by This Prospectus (1)
Selling Stockholder
Lukas T. Walton	22,490,432	17,298,148	5,192,284	4.90%
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(1)Based on the total number of shares of our common stock outstanding as of the date of this prospectus.

The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities as to which each such person has an economic interest. The selling stockholder shown on the table has furnished information with respect to beneficial ownership.

We have filed the registration statement of which this prospectus forms a part in connection with our obligations under a registration rights agreement by and among us and certain stockholders, including the selling stockholder. The registration rights agreement provides for piggyback registration rights if we register equity securities under the Securities Act, subject to certain lock-up provisions and exceptions. For more information about our relationship with the selling stockholder, see “The Selling Stockholder” in any accompanying prospectus supplement and our Definitive Proxy Statement on Schedule 14A filed on April 1, 2020 with the SEC and incorporated by reference in this prospectus.

DESCRIPTION OF COMMON STOCK

The general terms and provisions of our common stock and certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”) are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, our amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws” and, together with the certificate of incorporation, the “organizational documents”), and the DGCL. Our certificate of incorporation and bylaws are included or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” We encourage you to read our certificate of incorporation, our bylaws, and the applicable provisions of the DGCL for additional information.

Authorized Shares
Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.001 per share.

Dividends
The holders of our common stock are entitled to dividends as our board of directors may declare from time to time at its absolute discretion from funds legally available therefor.

Voting Rights
The holders of our common stock are entitled to one vote for each share held of record on any matter to be voted upon by stockholders. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after payment to creditors and subject to prior distribution rights of any outstanding shares of preferred stock. All the outstanding shares of common stock are fully paid and non-assessable.

Absence of Other Rights
There are no preemptive, conversion, redemption, or sinking fund provisions applicable to our common stock.

Certain Anti-takeover Effects
Certain provisions of the DGCL, our certificate of incorporation, and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest, or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Special Meeting of Stockholders. Our board of directors may call a special meeting of stockholders at any time, but no stockholder or other person may call any such special meeting.

No Written Consent of Stockholders. Any action taken by our stockholders must be effected at a duly held meeting of stockholders and may not be effected by the written consent of such stockholders.

Advance Notice Requirements. Our bylaws require stockholders seeking to nominate persons for election as directors at an annual meeting or a special meeting of stockholders, or to bring other business before such annual meeting or special meeting, to provide timely notice, in proper form, to our corporate secretary.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Board Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their earlier resignation or removal.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our organizational documents include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our organizational documents also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers, and certain associates for some liabilities. In addition, we have entered into an agreement with each of our directors and officers whereby we have agreed to indemnify them substantially in accordance with the indemnification provisions applicable to our officers and directors in our bylaws.

The limitation of liability and indemnification provisions in our certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares of Common Stock. Subject to Nasdaq Stock Market Rule 5635(d), our authorized but unissued shares of common stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans, and as consideration for future acquisitions, investments, or other purposes. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Undesignated Preferred Stock. Our certificate of incorporation and bylaws authorize undesignated preferred stock. As a result, our board of directors may, without stockholder approval, issue preferred stock with super voting, special approval, dividend, or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control or management of the Company.

Amendments to Organizational Documents. The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation and to adopt, amend, or repeal its bylaws, except in the case of a corporation’s bylaws to the extent such power to adopt, amend, or repeal is vested in the board of directors. Our certificate of incorporation authorizes our board of directors to adopt, amend, or repeal our bylaws then in effect by the vote of a majority of the directors present at any meeting of the board of directors at which there is a quorum.

Delaware Anti-Takeover Statute. We have elected not to be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. If we were subject to this statute, this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing
Our common stock is listed on Nasdaq under the symbol “FSLR.”

PLAN OF DISTRIBUTION

The selling stockholder may offer and sell the shares of our common stock covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale, or at negotiated prices, by a variety of methods, including the following:

•through agents;

•to or through underwriters;

•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•through brokers or dealers;

•directly by the selling stockholder to purchasers, including through a specific bidding, auction, or other process;

•through a combination of any of these methods of sale; or

•through any other methods described in a prospectus supplement.

Registration of shares of our common stock by this prospectus does not mean that those shares of our common stock necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•purchases of the shares of our common stock by a broker-dealer as principal and resales of the shares of our common stock by the broker-dealer for its account pursuant to this prospectus;

•ordinary brokerage transactions; or

•transactions in which the broker-dealer solicits purchasers.

In addition, the selling stockholder may sell any shares of common stock covered by this prospectus in private transactions or under Rule 144 of, or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.

In connection with the sale of the shares of our common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling stockholder in the form of commissions, discounts, or concessions. Broker-dealers may also receive compensation from purchasers of the shares of our common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder or from purchasers of the shares of our common stock for whom they act as agents. Underwriters may sell the shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents, or other persons acting on behalf of the selling stockholder that participate in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions, or concessions received by any of those underwriters, broker-dealers agents, or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the shares of our common stock covered by this prospectus or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares of our common stock short and deliver the shares of our common stock offered by this prospectus to close out its short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling stockholder may also from time to time pledge shares of our common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon the selling stockholder’s default, the broker may offer and sell such pledged shares of our common stock from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the shares of our common stock covered by this prospectus is made, a revised prospectus, if required, and an accompanying prospectus supplement will be distributed that sets forth, to the extent required: the name or names of any underwriters, dealers, brokers, or agents and the amounts of shares of our common stock underwritten or purchased by each of them; the offering price of such shares of our common stock and any underwriting discounts, commissions, concessions, or agency fees allowed or reallowed or paid to dealers, and other items that may constitute underwriters’, dealers’, brokers’, or agents’ compensation, as applicable; any options under which underwriters may purchase additional shares from the selling stockholder; and other terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the shares of our common stock sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we and the selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in a revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered shares of our common stock will be obligated to purchase all of the covered shares of our common stock, if any such shares of our common stock are purchased. The selling stockholder may grant to the underwriter or underwriters an option to purchase additional shares of our common stock at the public offering price, less any underwriting discount, as may be set forth in a revised prospectus or applicable prospectus supplement. If the selling stockholder grants any such option, the terms of that option will be set forth in a revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers, or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or the selling stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers, or dealers may be required to make.

LEGAL MATTERS

The validity of the shares of our common stock being offered pursuant to this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the shares of our common stock are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and our website at www.firstsolar.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits, and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offerings of all of the shares of our common stock covered by this prospectus has been completed.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 21, 2020;

•portions of our Definitive Proxy Statement on Form DEF 14A filed April 1, 2020 that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019;

•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed on May 8, 2020 and August 7, 2020, respectively;

•our Current Reports on Forms 8-K filed on January 6, 2020; February 18, 2020; May 15, 2020; June 5, 2020; and July 29, 2020; and

•the description of our common stock contained in our final prospectus pursuant to Rule 424(b)(4) under the Securities Act, filed on August 3, 2007 and forming a part of our Registration Statement on Form S-1 (Reg. No. 333-144714).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281, (602) 414-9315.

This prospectus, any accompanying prospectus supplement, or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement, or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus, any document incorporated by reference herein, or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

8,649,074 Shares
FIRST SOLAR, INC.
Common Stock
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PROSPECTUS SUPPLEMENT

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Morgan Stanley

September 16, 2020